|  Coopers                               |  certified public accountants
|  &Lybrand                              |
|                                        |




                    CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statement of Bell Atlantic--New Jersey, Inc. on Form S-3 of our report dated February 5, 1993, which includes an explanatory paragraph that the Company changed its method of accounting for postretirement benefits other than pensions in 1991, on our audits of the financial statements and financial statement schedules of Bell Atlantic--New Jersey, Inc. as of December 31, 1992, and 1991, and for the years ended December 31, 1992, 1991, and 19909, which report is included in their Annual Report on Form 10-K.


    We further consent to the reference to our Firm under the caption
"Experts".





                                         [COOPERS & LYBRAND]

                                          COOPERS & LYBRAND



2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 31, 1994